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                                                                      EXHIBIT 21



                 SUBSIDIARIES OF DREYER'S GRAND ICE CREAM, INC.



NAME                                                                            JURISDICTION
----                                                                            ------------
Edy's Grand Ice Cream                                                           California
*Edy's of Illinois, Inc.                                                        Illinois
Dreyer's International, Inc.                                                    U.S. Virgin Islands
Polar Express Systems International, Inc.                                       Kentucky
   also conducts business under the name:
   Grand Finance Corporation





* Subsidiary of Edy's Grand Ice Cream